New Electric Transmission Line Being Considered to Directly Connect Northern Maine to the Rest of the State

PRESQUE ISLE, ME -- 03/01/2007 -- Officials at Maine & Maritimes Corporation (AMEX: MAM) confirmed today that its subsidiary Maine Public Service Company and Central Maine Power have agreed to study the feasibility of a new power transmission line that would directly connect the Aroostook County power grid to the rest of the State of Maine, an announcement endorsed and released yesterday by Governor John Baldacci.

Brent M. Boyles, the Company's President and CEO, said CMP and MPS signed a memorandum of understanding Tuesday formalizing the agreement which sets up a four- to six-month study period to evaluate the proposed transmission line. Currently, the Aroostook grid is connected to the rest of Maine and New England only indirectly through transmission lines in Canada. The isolation of the northern Maine power grid is a barrier to competition. In December 2006, the Maine Public Utilities Commission's standard offer solicitation attracted only one bidder.

"The new transmission line has the potential to accomplish a number of important goals," Governor Baldacci said. "It will connect Aroostook to the rest of the State, making it possible for a more competitive electricity market there and hopefully restraining prices. Both the Aroostook grid and the grid that serves the rest of the state would be strengthened."

In addition, the line also would reinforce a memorandum of understanding signed February 9, 2007, between Maine and New Brunswick for greater cooperation on energy issues. Governor Baldacci said, "We are serious about our commitment to work more closely with Canada and take advantage of the opportunities that exist for clean energy supplies and renewable resources."

About Maine & Maritimes Corporation: Maine & Maritimes Corporation, traded on the AMEX under ticker symbol "MAM," is the parent company of Maine Public Service Company, a regulated electric and transmission utility serving Northern Maine with approximately 36,000 customer accounts. In addition, MAM is the parent company of The Maricor Group and its subsidiaries, The Maricor Group, Canada Ltd and The Maricor Group New England, Inc. The Maricor Group is a design consulting engineering, energy efficiency, asset development and sustainable lifecycle asset management service company. Maricor Technologies, Inc. is a technology-based subsidiary of MAM focused on sustainable facility governance and facility asset performance management. MAM and Ashford Investments, Inc., are co-owners of Maricor Properties Ltd and its subsidiaries, Mecel Properties, Ltd and Cornwallis Court Developments, Ltd, which are Canadian real estate development and investment companies. MAM is headquartered in Presque Isle, Maine, and its subsidiaries maintain offices in Moncton and Saint John, New Brunswick; Halifax, Nova Scotia; Boston and Hudson, Massachusetts; and Portland, Maine. MAM's corporate website is www.maineandmaritimes.com.

Cautionary Statement Regarding Forward-Looking Information:

Except for historical information, all other information provided in this news release consists of "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1935. Although Maine & Maritimes Corporation believes that such statements are based on reasonable assumptions, any such statements involve uncertainties and risks that may cause actual results to differ materially from those projected, anticipated, or implied. MAM cautions that there are certain factors that can cause actual results to differ materially from forward-looking information that has been provided, including, without limitation, potential changes in applicable laws and regulations, potential changes in Management, its ability to raise necessary operating and growth capital, increased interest costs, its ability to execute its business plans in a timely and efficient manner, the loss of customers and other factors that are more detailed in MAM's filings with the Securities and Exchange Commission.

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For More Information Contact:
Annette N. Arribas, CTP, CCEP
VP Investor Relations, Corporate Compliance, and Treasurer
Tel: 207.760.2402
www.maineandmaritimes.com